EXECUTION COPY

                             SUB-ADVISORY AGREEMENT

     THIS SUB-ADVISORY AGREEMENT is made as of this 1st day of April, 2003, among VANGUARD VARIABLE INSURANCE FUNDS, a Delaware statutory trust (the "Trust"), SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA INC., a Delaware corporation (the "Adviser"), and SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA LIMITED, a U.K. corporation (the "Sub-Adviser").

                               W I T N E S S E T H

     WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust offers a series of shares known as International Portfolio (the "Portfolio"); and

     WHEREAS, the Trust retains the Adviser to render investment advisory services to the Portfolio under an Amended and Restated Investment Advisory Agreement dated as of February 6, 2003 (the "Investment Advisory Agreement"); and

     WHEREAS, prior to the date hereof, the Adviser directly employed a portfolio management team which provided investment advisory services to the Portfolio under the Investment Advisory Agreement ("Portfolio Management Team") and which operated out of the Adviser's London branch office; and

     WHEREAS, effective as of the date hereof, the Adviser completed a corporate restructuring (the "Restructuring") under which (1) the Adviser contemplates closing its London branch, (2) the Sub-Adviser agreed to act as sub-adviser and make the Portfolio Management Team available to the Adviser for purposes of providing investment advisory services to the Trust pursuant to the Investment Advisory Agreement, (3) the Adviser and the Sub-Adviser determined that there will be no change in the Portfolio Management Team, or in the investment personnel who oversee and supervise the Portfolio Management Team, as a result of the Restructuring, (4) the Sub-Adviser and the Portfolio Management Team will be subject to day-to-day oversight, supervision and reporting by the Adviser, and (5) in order to reasonably reflect the apportionment of such services and responsibilities, the Adviser agreed to pay to the Sub-Adviser twenty-five percent (25%) of all fees actually paid by the Portfolio to the Adviser under the Investment Advisory Agreement; and

         WHEREAS, on the basis of the foregoing, the Trust desires to employ the Sub-Adviser as investment sub-adviser, and the Sub-Adviser is willing to render investment sub-advisory services to the Trust, subject to and in accordance with the terms and conditions of this Agreement;

         NOW THEREFORE, in consideration of the mutual promises and undertakings set forth in this "Agreement," the Trust, the Adviser and the Sub-Adviser hereby agree as follows:

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     1.  APPOINTMENT OF SUB-ADVISER.  The Adviser hereby employs the Sub-Adviser as investment sub-adviser, on the terms and conditions set forth herein, for the portion of the assets of the Portfolio that the Trust's Board of Trustees (the "Board of Trustees") determines in its sole discretion to assign to the Adviser from time to time (referred to in this Agreement as the "Schroder Portfolio"). As of the date of this Agreement, the Schroder Portfolio will consist of the portion of the assets of the Portfolio that the Board of Trustees has determined to assign to the Adviser, as communicated to the Adviser on behalf of the Board of Trustees by The Vanguard Group, Inc. ("Vanguard"). The Board of Trustees may, from time to time, make additions to, and withdrawals from, the assets of the Portfolio assigned to the Adviser. If and when the Adviser is notified of any such addition or withdrawal, the Adviser shall promptly notify the Sub-Adviser of the same. The Sub-Adviser accepts such employment and agrees to render the services herein set forth, for the compensation herein provided.

     2. DUTIES OF SUB-ADVISER.

     (a) The Adviser employs the Sub-Adviser to manage the investment and reinvestment of the assets of the Schroder Portfolio in accordance with the Investment Advisory Agreement; to continuously review, supervise, and administer an investment program for the Schroder Portfolio; to determine in its discretion the securities to be purchased or sold and the portion of such assets to be held uninvested; to provide the Portfolio (either directly or through the Adviser) with all records concerning the activities of the Sub-Adviser that the Portfolio is required to maintain; and to render or assist the Adviser in rendering regular reports to the Portfolio's officers and Board of Trustees concerning the discharge of the Sub-Adviser's responsibilities hereunder. The Sub-Adviser will discharge the foregoing responsibilities subject to the supervision and oversight of the Adviser, the Portfolio's officers and the Board of Trustees and in compliance with the objectives, policies and limitations set forth in the Portfolio's prospectus and Statement of Additional Information, any additional operating policies or procedures that the Portfolio communicates to the Sub-Adviser in writing (either directly or through the Adviser), and applicable laws and regulations. The Sub-Adviser agrees to provide, at its own expense, the office space, furnishings and equipment, and the personnel required by it to perform the services on the terms and for the compensation provided herein.

     (b) The Sub-Adviser acknowledges and agrees that the Adviser is ultimately responsible for providing to the Trust the services required of the Adviser under the Investment Advisory Agreement. Accordingly, the Sub-Adviser shall discharge its duties and responsibilities specified in paragraph (a) of this
Section 2 and elsewhere in this Agreement subject at all times to the direction, control, supervision and oversight of the Adviser. In furtherance thereof, the Sub-Adviser shall, without limitation, (i) make its offices available to representatives of the Adviser for on-site inspections and consultations with the officers and applicable portfolio managers of the Sub-Adviser responsible for the day-to-day management of the Portfolio, (ii) upon request, provide the Adviser with copies of all records it maintains regarding its management of the Portfolio and (iii) report to the Adviser each calendar quarter and at such other times as the Adviser may reasonably request regarding (A) the Sub-Adviser's implementation of the Portfolio's investment program and the Portfolio's portfolio composition and performance, (B) any policies and procedures implemented by the Sub-Adviser to ensure compliance with United

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States  securities  laws and  regulations  applicable to the Sub-Adviser and the
Portfolio, (C) the Portfolio's compliance with the objectives, policies and limitations set forth in the Portfolio's prospectus and Statement of Additional Information and any additional operating policies or procedures that the Portfolio communicates to the Sub-Adviser in writing (either directly or through the Adviser) and (D) such other matters as the Adviser may reasonably request.

     3. SECURITIES TRANSACTIONS. The Sub-Adviser is authorized to select the brokers or dealers that will execute purchases and sales of securities for the Schroder Portfolio, and is directed to use its best efforts to obtain the best available price and most favorable execution for such transactions. To the extent expressly permitted by the written policies and procedures established by the Board of Trustees, and subject to Section 28(e) of the Securities Exchange Act of 1934, as amended, any interpretations thereof by the Securities and Exchange Commission or its staff, and other applicable law, the Sub-Adviser is permitted to pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities to the accounts as to which it exercises investment discretion. The execution of such transactions in conformity with the authority expressly referenced in the immediately preceding sentence shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. Subject to the first sentence of this Section 3, the Sub-Adviser agrees to comply with any directed brokerage or other brokerage policies and procedures that the Portfolio communicates to the Sub-Adviser in writing (either directly or through the Adviser). The Sub-Adviser will promptly communicate or assist the Adviser in communicating to the Portfolio's officers and the Board of Trustees any information relating to the portfolio transactions the Sub-Adviser has directed on behalf of the Schroder Portfolio as the Adviser or such officers or the Board may reasonably request.

     4. COMPENSATION OF SUB-ADVISER. For the services to be rendered by the Sub-Adviser as provided in this Agreement, the Adviser (and not the Trust or the Portfolio) will pay to the Sub-Adviser at the end of each of the Portfolio's fiscal quarters an amount equal to twenty-five percent (25%) of all fees actually paid by the Portfolio to the Adviser for such fiscal quarter under
Section 4 of the Investment Advisory Agreement; provided, however, that the Sub-Adviser's fee payable hereunder for any period shall be reduced such that the Sub-Adviser bears twenty-five percent (25%) of any voluntary fee waiver observed or expense reimbursement borne by the Adviser with respect to the Portfolio for such period. For clarity, the Adviser (and not the Trust or the Portfolio) shall be obligated to pay the Sub-Adviser fees hereunder for any period only out of and following the Adviser's receipt from the Portfolio of advisory fees pursuant to Section 4 of the Investment Advisory Agreement for such period.

     In the event of termination of this Agreement, the fees provided in this Agreement will be computed on the basis of the period ending on the last business day on which this Agreement is in effect, subject to a pro rata adjustment based on the number of days the Sub-Adviser performed services hereunder during the fiscal quarter in which such termination becomes effective as a percentage of the total number of days in such quarter.

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     5. REPORTS. The Fund and the Sub-Adviser (in either case either directly or through the Adviser) agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request, including, but not limited to, information about changes in shareholders of the Sub-Adviser (to the extent applicable).

     6. COMPLIANCE. The Sub-Adviser agrees to comply with all policies, procedures or reporting requirements that the Board of Trustees of the Trust reasonably adopts and communicates to the Sub-Adviser in writing (either directly or through the Adviser), including, without limitation, any such policies, procedures or reporting requirements relating to soft dollar or directed brokerage arrangements.

     7. STATUS OF SUB-ADVISER. The services of the Sub-Adviser to the Adviser and the Portfolio are not to be deemed exclusive, and the Sub-Adviser will be free to render similar services to others so long as its services to the Adviser and the Portfolio are not impaired thereby. The Sub-Adviser will be deemed to be an independent contractor with respect to the Portfolio and will, unless otherwise expressly provided or authorized, have no authority to act for or represent the Portfolio in any way or otherwise be deemed an agent of the Portfolio or the Trust.

     8. LIABILITY OF SUB-ADVISER. No provision of this Agreement will be deemed to protect the Sub-Adviser against any liability to the Adviser or to the Portfolio or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

     9. FORCE MAJEURE. The Sub-Adviser shall not be responsible for any loss or damage, or failure to comply or reasonable delay in complying with any duty or obligation, under or pursuant to this Agreement arising as a direct or indirect result of any reason, cause or contingency beyond its reasonable control, including (without limitation) natural disasters, nationalization, currency restrictions, act of war, act of terrorism, act of God, postal or other strikes or industrial actions, or the failure, suspension or disruption of any relevant stock exchange or market. The Sub-Adviser shall notify the Portfolio promptly (either directly or through the Adviser) when it becomes aware of any event described above. Neither the Adviser nor the Portfolio shall be responsible for temporary delays in the performance of its or their duties and obligations hereunder and correspondingly shall not be liable for any loss or damage attributable to such delay in consequence of any event described above.

     10. DURATION; TERMINATION; NOTICES; AMENDMENT. This Agreement will become effective as of the date hereof, and will continue in effect for a period of two years thereafter, and shall continue in effect for successive twelve-month periods thereafter, only so long as each such successive continuance is approved at least annually by votes of the Trust's Board of Trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of the Agreement may be presented to the shareholders of the Portfolio; in such event, such continuance will be effected only if approved by the affirmative vote of a majority of the outstanding voting securities of the Portfolio.

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

     Notwithstanding the foregoing, however, (i) this Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio, on sixty days' written notice to the Sub-Adviser,
(ii) this Agreement will automatically terminate in the event of its assignment,
(iii) this Agreement may be terminated by the Adviser on sixty days' written notice to the Sub-Adviser and (iv) this Agreement may be terminated by the Sub-Adviser on sixty days' written notice to the Trust and the Adviser. Any notice under this Agreement will be given in writing, addressed and delivered, or mailed postpaid, to the other party as follows:

              If to the Portfolio, at:

              Vanguard Variable Insurance Funds -International Portfolio P.O. Box 2600
              Valley Forge, PA 19482
              Attention:  Portfolio Review Group
              Telephone: 610-669-5846
              Facsimile:  610-503-5855

              If to the Adviser, at:

              Schroder Investment Management North America Inc.
              875 Third Avenue
              22nd Floor
              New York, New York 10022
              Attention: Frances Selby
              Telephone: 212-641-3987
              Facsimile: 212-641-3985

              If to the Sub-Adviser, at:

              Schroder Investment Management North America Limited. 31 Gresham Street
              London, U.K. EC2V 7QA
              Attention: Compliance Director
              Telephone: 020 7658 6000
              Facsimile: 020 7658 6965

     This Agreement may be amended by mutual consent of the parties hereto, but the consent of the Trust must be approved (i) by a majority of those members of the Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (ii) to the extent required by the 1940 Act, by a vote of a majority of the outstanding voting securities of the Portfolio or the Trust.

     As used in this Section 10, the terms "assignment," "interested persons," and "vote of a majority of the outstanding voting securities" will have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the 1940 Act.

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


     11. SEVERABILITY. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

     12. CONFIDENTIALITY. The Sub-Adviser shall keep confidential any and all information obtained in connection with the services rendered hereunder and shall not disclose any such information to any person other than the Adviser, the Trust, the Board of Trustees of the Trust, Vanguard, and any director, officer, or employee of the Adviser, the Trust or Vanguard, except (i) with the prior written consent of the Trust, (ii) as required by law, regulation, court order or the rules or regulations of any self-regulatory organization, governmental body or official having jurisdiction over the Adviser or the Sub-Adviser, or (iii) for information that is publicly available other than due to disclosure by the Sub-Adviser or its affiliates or becomes known to the Sub-Adviser from a source other than the Adviser, the Trust, the Board of Trustees of the Trust, or Vanguard.

     13. PROXY POLICY. The Sub-Adviser acknowledges that Vanguard will vote the shares of all securities that are held by the Portfolio unless other mutually acceptable arrangements are made by the Trust, the Adviser and the Sub-Adviser with respect to the Schroder Portfolio.

     14. GOVERNING LAW. All questions concerning the validity, meaning, and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the conflict-of-interest law principles thereof) of the State of Delaware applicable to contracts made and to be performed in that state.

     15. TREATMENT OF FUND UNDER FSA RULES. The Fund will be treated as an Intermediate Customer under rules of the Financial Services Authority in the United Kingdom.

     16.   COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed and original, but all of which shall together constitute one and the same instrument.

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



     IN WITNESS WHEREOF, the parties hereto have caused this Sub-Advisory Agreement to be executed as of the date first set forth herein.

VANGUARD VARIABLE INSURANCE FUNDS


By: ____________________________________
      Name:
      Title:



SCHRODER INVESTMENT MANAGEMENT
NORTH AMERICA INC.


By: _/s/Barbara Manning_____________
       Name: Barbara Manning
       Title:Senior Vice President



SCHRODER INVESTMENT MANAGEMENT
NORTH AMERICA LIMITED



By: _/s/Peter L. Clark_____________
       Name:Peter L. Clark
       Title:CEO


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